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Exhibit 23(g)(4)
                                CUSTODY AGREEMENT

     This AGREEMENT, dated as of June 18, 2002, by and between the TUSCARORA INVESTMENT TRUST (the "Trust"), a business trust organized under the laws of the State of Massachusetts, acting for and on behalf of each separate portfolio series listed on Appendix A hereto, as such Appendix may be amended from time to time (each a "Fund"), and U.S. BANK, N.A., (the "Custodian").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Trust desires that each Fund's Securities and cash be held and administered by the Custodian pursuant to this Agreement;

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Custodian represents that it is a bank having the qualifications prescribed in Section 26(a)(1) of the 1940 Act.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     1.1 "Authorized Person" means any Officer or other person duly authorized by resolution of the Board of Trustees to give Oral Instructions and Written Instructions on behalf of a Fund and named in Exhibit A hereto or in such resolutions of the Board of Trustees, certified by an Officer, as may be received by the Custodian from time to time.

     1.2 "Board of Trustees" shall mean the Trustees from time to time serving under the Trust's Agreement and Declaration of Trust, as from time to time amended.

     1.3 "Book-Entry System" shall mean a federal book-entry system as provided in Subpart O

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of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in
such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

     1.4 "Business Day" shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc. and any other day for which the Trust computes the net asset value of Shares of the Fund.

     1.5 "Eligible Foreign Custodian" shall have the meaning assigned thereto in Rule 17f-5 (and shall include any entity qualifying as such pursuant to an exemption, rule or other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")).

     1.6 "Eligible Securities Depository" shall have the meaning assigned thereto in Rule 17f-7 (and shall include any entity qualifying as such pursuant to an exemption, rule or other appropriate action of the SEC).

     1.7 "Eligible Contract" shall mean a currently effective written contract between the Custodian and any Sub-Custodian satisfying the requirements of paragraph (c)(2)(i) of Rule 17f-5 (including any amendments thereto or successor provisions). The contract may contain, in lieu of any or all of the provisions of Rule 17f-5(c)(2)(i), other provisions that the Foreign Custody Manager determines will provide, in their entirety, the same or a greater level of care and protection for the Foreign Assets as the specified provision, in their entirety.

     1.8 "Foreign Assets" shall have the meaning assigned thereto under Rule 17f-5, which, as of the date hereof, means any investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect transactions in those investments.

     1.9 "Foreign Custody Manager" shall have the meaning assigned thereto in Rule 17f-5 (and shall include any entity qualifying as such pursuant to an exemption, rule or other appropriate action of the SEC).

     1.10 "Fund Custody Account" shall mean any of the accounts in the name of the Trust coupled with the name of a Fund, which is provided for in Section 3.2 below.

     1.11 "NASD" shall mean The National Association of Securities Dealers, Inc.

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     1.12 "Officer" shall mean the Chairman, President, any Vice President, any
Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Trust.

     1.13 "Oral Instructions" shall mean instructions orally transmitted to and accepted by the Custodian because such instructions are: (i) reasonably believed by the Custodian to have been given by an Authorized Person, (ii) recorded and kept among the records of the Custodian made in the ordinary course of business; and (iii) orally confirmed by the Custodian. The Trust shall cause all Oral Instructions to be confirmed by Written Instructions prior to the end of the next Business Day. If such Written Instructions confirming Oral Instructions are not received by the Custodian prior to a transaction, it shall in no way affect the validity of the transaction or the authorization thereof by the Trust. If Oral Instructions vary from the Written Instructions, which purport to confirm them, the Custodian shall notify the Trust of such variance but such Oral Instructions will govern unless the Custodian has not yet acted.

     1.14 "Proper Instructions" shall mean Oral Instructions or Written Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by both parties.

     1.15 "Rule 17f-5" shall mean Rule 17f-5 under the 1940 Act, including any amendments thereto or any successor rules thereof.

     1.16 "Rule 17f-7" shall mean Rule 17f-7 under the 1940 Act, including any amendments thereto or any successor rules thereof.

     1.17 "Securities" shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

     1.18 "Shares" shall mean, with respect to a Fund, the units of beneficial interest issued by the Trust on account of the Fund.

     1.19 "Sub-Custodian" shall mean and include any Eligible Foreign Custodian with which the Custodian maintains an Eligible Contract.

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     1.20 "U.S. Securities Depository" shall mean The Depository Trust Company and (provided that Custodian shall have received a copy of a resolution of the Board of Trustees, certified by an Officer, specifically approving the use of such clearing agency as a depository for a Fund) any other clearing agency registered with the SEC under Section 17A of the Securities and Exchange Act of 1934 as amended (the "1934 Act"), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

     1.21 "Written Instructions" shall mean (i) written communications actually received by the Custodian, signed by an Authorized Person, and reasonably believed by the Custodian to have been delivered by an Authorized Person, or
(ii) communications by telex or any other such system from one or more persons reasonably believed by the Custodian to be Authorized Persons, or (iii) communications between electro-mechanical or electronic devices from one or more persons reasonably believed by the Custodian to be Authorized Persons, and provided that the use of such devices and the procedures for the use thereof shall have been approved by resolutions of the Board of Trustees, a copy of which, certified by an Officer, shall have been delivered to the Custodian.

                                   ARTICLE II

                            APPOINTMENT OF CUSTODIAN

     2.1 Appointment. The Trust hereby constitutes and appoints the Custodian as custodian of all Securities and cash owned by or in the possession of each Fund at any time during the period of this Agreement.

     2.2 Acceptance. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

     2.3 Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement to the Custodian by the Trust:

          (a) A copy of the Agreement and Declaration of Trust certified by the Secretary of the Trust;

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          (b) A copy of the By-Laws of the Trust certified by the Secretary of the Trust;

          (c) A copy of the resolution of the Board of Trustees appointing the Custodian, certified by the Secretary of the Trust;

          (d) A copy of the then current Prospectus of each Fund; and

          (e) A certification of the Chairman and the Secretary of the Trust setting forth the names and signatures of the current Officers of the Trust and other Authorized Persons.

     2.4 Notice of Appointment of Dividend and Transfer Agent. The Trust agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any Dividend and Transfer Agent of a Fund.

                                   ARTICLE III

                         CUSTODY OF CASH AND SECURITIES

     3.1 Segregation. All Securities and non-cash property held by the Custodian for the account of a Fund (other than Securities maintained in a U.S. Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian and shall be identified as belonging to such Fund pursuant to this Agreement.

     3.2 Fund Custody Accounts. As to each Fund, the Custodian shall open and maintain in its trust department a custody account in the name of the Trust coupled with the name of the Fund, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of such Fund which are delivered to it.

     3.3 Delivery of Assets to Custodian. The Trust shall deliver, or cause to be delivered, to the Custodian all of a Fund's Securities, cash and other assets (other than Foreign Assets, as discussed in Article IV below), including (a) all payments of income, payments of principal and capital distributions received by the Fund with respect to such Securities, cash or other assets owned by the Fund at any time during the period of this Agreement, and (b) all cash received by the Fund for the issuance, at any time during such period, of Shares. The Custodian shall not be responsible for such Securities, cash, or other assets until actually received by it.

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     3.4 U.S. Securities Depositories and Book-Entry Systems. The Custodian may
deposit and/or maintain Securities of a Fund in a U.S. Securities Depository or in a Book-Entry System, subject to the following provisions:

          (a) Prior to a deposit of Securities of the Fund in any U.S. Securities Depository or Book-Entry System, the Trust shall deliver to the Custodian a resolution of the Board of Trustees, certified by an Officer, authorizing and instructing the Custodian on an on-going basis to deposit in such U.S. Securities Depository or Book-Entry System all Securities eligible for deposit therein and to make use of such U.S. Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

          (b) Securities of the Fund kept in a Book-Entry System or U.S. Securities Depository shall be kept in an account ("Depository Account") of the Custodian in such Book-Entry System or U.S. Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

          (c) The records of the Custodian with respect to Securities of the Fund maintained in a Book-Entry System or U.S. Securities Depository shall, by book-entry, identify such Securities as belonging to such Fund.

          (d) If Securities purchased by the Fund are to be held in a Book-Entry System or U.S. Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or U.S. Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund. If Securities sold by the Fund are held in a Book-Entry System or U.S. Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or U.S. Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Fund.

          (e) The Custodian shall promptly provide the Trust with copies of any report (obtained by the Custodian from a Book-Entry System or U.S. Securities Depository in which Securities of the Fund are kept) on the internal accounting controls and procedures for safeguarding U.S. Securities deposited in such Book-Entry System or U.S. Securities Depository.

          (f) Notwithstanding anything to the contrary in this Agreement, the Custodian shall be liable to the Trust for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim to the Fund resulting (i) from the use of a Book-Entry System or U.S. Securities

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Depository by reason of any negligence, bad faith or willful misconduct on the part of the Custodian or any of its employees, or (ii) from failure of the Custodian to enforce effectively such rights as it may have against a Book-Entry System or U.S. Securities Depository. At its election, the Trust shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or U.S. Securities Depository or any other person from any loss or damage to the Fund arising from the use of such Book-Entry System or U.S. Securities Depository, if and to the extent that the Fund has not been made whole for any such loss or damage.

     3.5 Disbursement of Moneys from Fund Custody Account. Upon receipt of Proper Instructions, the Custodian shall disburse moneys from the Fund Custody Account but only in the following cases:

          (a) For the purchase of Securities for a Fund, but only in accordance with Section 5.1 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian of such Securities registered as provided in Section 3.8 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or U.S. Securities Depository, in accordance with the conditions set forth in Section 3.4 above;
(ii) in the case of options on Securities, against delivery to the Custodian of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian of evidence of title thereto in favor of the Fund or any nominee referred to in Section 3.8 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Trust and a bank which is a member of the Federal Reserve System or between the Trust and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry System or U.S. Securities Depository with such Securities;

          (b) In connection with conversion, exchange or surrender, as set forth in Section 3.6;

          (c) For the payment of any dividends or capital gain distributions declared by a Fund;

          (d) In payment of the redemption price of Shares as provided in
Section 6.1 below;

          (e) For the payment of any expense or liability incurred by a Fund, including but not limited to the following payments for the account of such
Fund: interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, Trust and legal fees; and other operating expenses of the Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized

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or treated as deferred expenses;

          (f) For transfer in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by a Fund;

          (g) For transfer in accordance with the provision of any agreement among the Trust, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by a Fund;

          (h) For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

          (i) For any other proper purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

     3.6 Delivery of Securities from Fund Custody Account. Upon receipt of Proper Instructions, the Custodian shall release and deliver Securities from the Fund Custody Account but only in the following cases:

          (a) Upon the sale of Securities for the account of a Fund, but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

          (b) In the case of a sale effected through a Book-Entry System or U.S. Securities Depository, in accordance with the provisions of Section 3.4 above;

          (c) To an offeror's depository agent in connection with tender or other similar offers for Securities of a Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

          (d) To the issuer thereof or its agent (i) for transfer into the name of a Fund, the Custodian, or of any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units;

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provided that, in any such case, the new Securities are to be delivered to the
Custodian;

          (e) To the broker selling Securities, for examination in accordance with the "street delivery" custom;

          (f) For exchange or conversion pursuant to any plan or merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

          (g) Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by a Fund;

          (h) In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities, and cash, if any, are to be delivered to the Custodian;

          (i) For delivery in connection with any loans of Securities of a Fund, but only against receipt of such collateral as the Trust shall have specified to the Custodian in Proper Instructions;

          (j) For delivery as security in connection with any borrowings by a Fund requiring a pledge of assets by the Trust, but only against receipt by the Custodian of the amounts borrowed;

          (k) Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust;

          (l) For delivery in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by a Fund;

          (m) For delivery in accordance with the provisions of any agreement among the Trust, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by a Fund; or

          (n) For any other proper corporate purpose, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made.

     3.7 Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Trust, the

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Custodian shall with respect to all Securities held for a Fund:

          (a) Subject to Section 8.4 below, collect on a timely basis all income and other payments to which the Fund is entitled either by law or pursuant to custom in the securities business;

          (b) Present for payment and, subject to Section 8.4 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

          (c) Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments;

          (d) Surrender interim receipts or Securities in temporary form for Securities in definitive form;

          (e) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the Internal Revenue Service ("IRS") and to the Trust at such time, in such manner and containing such information as is prescribed by the IRS;

          (f) Hold for the Fund, either directly or, with respect to Securities held therein, through a Book-Entry System or U.S. Securities Depository, all rights and similar securities issued with respect to Securities of the Fund; and

          (g) In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and assets of the Fund.

     3.8 Registration and Transfer of Securities. All Securities held for a Fund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor. All other Securities held for a Fund may be registered in the name of such Fund, the Custodian, or in the name of any nominee of any of them, or in the name of a Book-Entry System, a U.S. Securities Depository or any nominee of either thereof. The Trust shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees hereinabove referred to or in the name of a Book-Entry System or U.S. Securities Depository, any Securities registered in the name of a Fund.

     3.9 Records. The Custodian shall maintain complete and accurate records with respect to Securities, cash or other property held for a Fund, including
(i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with

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a record of the collateral therefor and substitutions of such collateral), (D)
dividends and interest received, and (E) dividends receivable and interest receivable; and (iii) canceled checks and bank records related thereto. The Custodian shall keep such other books and records of each Fund as the Trust shall reasonably request, or as may be required by the 1940 Act, including, but not limited to, Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder. All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Trust and in compliance with rules and regulations of the SEC, (ii) be the property of the Trust and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Trust and employees or agents of the SEC, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.

     3.10 Fund Reports by Custodian. The Custodian shall furnish the Trust with a daily activity statement and a summary of all transfers to or from each Fund Custody Account on the day following such transfers. At least monthly and from time to time, the Custodian shall furnish the Trust with a detailed statement of the Securities and moneys held by the Custodian for a Fund under this Agreement.

     3.11 Other Reports by Custodian. The Custodian shall provide the Trust with such reports, as the Trust may reasonably request from time to time, on the internal accounting controls and procedures for safeguarding Securities, which are employed by the Custodian.

     3.12 Proxies and Other Materials. The Custodian shall cause all proxies relating to Securities which are not registered in the name of a Fund, to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such Securities.

     3.13 Information on Corporate Actions. The Custodian shall promptly deliver to the Trust all information received by the Custodian and pertaining to Securities being held by a Fund with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights as described in the Standards of Service Guide attached as Exhibit B. If the Trust desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Trust shall notify the Custodian at least five Business Days prior to the date on which the Custodian is to take such action. The Trust will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least five Business Days prior to the beginning date of the tender period.

                                   ARTICLE IV

                            CUSTODY OF FOREIGN ASSETS

     4.1 Appointment as Foreign Custody Manager. The Trust hereby appoints the Custodian as

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its Foreign Custody Manager for each Fund in accordance with Rule 17f-5. The
Custodian hereby accepts such appointment. The Trust and the Custodian shall act in conformity with Rule 17f-5 (including any amendments thereto or successor provisions thereof) for so long as the Custodian acts as the Trust's Foreign Custody Manager.

     4.2 Sub-Custodians. In its discretion, the Custodian may appoint one or more Sub-Custodians to act as an Eligible Foreign Custodian, provided that the appointment of any such Sub-Custodian and maintenance of any Foreign Assets shall be at the Custodian's expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement, and provided further that:

          (a) The Custodian has determined that the Sub-Custodian will provide reasonable care for the Trust's assets based on the standards set forth in Rule 17f-5(c)(1);

          (b) Any agreement between the Custodian and a Sub-Custodian acting hereunder shall contain the required provisions set forth in Rule 17f-5(c)(2);

          (c) Where Foreign Assets are deposited by a Sub-Custodian with an Eligible Securities Depository, the Custodian shall cause the Sub-Custodian to identify on its books as belonging to Custodian, as agent, the Foreign Assets shown on the Sub-Custodian's account on the books of such Eligible Securities Depository;

          (d) The Custodian shall provide written reports in a form reasonably acceptable to the Trust notifying the Board of Trustees of the placement of the Foreign Assets with a particular Sub-Custodian and of any material changes in the Trust's Foreign Asset custody arrangements, with the reports to be provided to the Board of Trustees at such times as the Board of Trustees deems reasonable and appropriate based on the circumstances of the Trust's Foreign Asset custody arrangements; and

          (e) The Custodian shall promptly notify the Trust in the event that any Sub-Custodian has ceased to meet the requirements of Rule 17f-5, and the Custodian shall take such steps as may be required to ensure that each Fund withdraws its Foreign Assets from such Sub-Custodian as soon as reasonably practicable.

     4.3 Standard of Care. With respect to its responsibilities under this
Article IV, the Custodian hereby warrants to the Trust that it agrees to exercise reasonable care, prudence, and diligence such as a person having responsibility for the safekeeping of property of the Fund. The Custodian further warrants that the Fund's assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with a Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation: (i) the Sub-Custodian's practices, procedures, internal controls, method of keeping custodial records, and security and data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for Fund assets; (iii) the Sub-Custodian's general reputation and standing and, in the case of a Sub-Custodian that uses an

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Eligible Securities Depository, the Eligible Securities Depository's operating history and number of participants; and (iv) whether the Trust will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian's consent to service of process in the United States.

     4.4 Monitoring of Sub-Custodians. The Custodian shall establish and maintain throughout the term of this Agreement a system reasonably designed to monitor the appropriateness of maintaining Fund assets with a particular Sub-Custodian and the contract governing the Custodian's arrangements with each Sub-Custodian.

     4.5 Use of Eligible Securities Depositories. To the extent that either the Custodian or any Sub-Custodian may place and maintain a Fund's Foreign Assets with an Eligible Securities Depository, and in accordance with Rule 17f-7, the Custodian shall:

          (a) Ensure that the relevant custody arrangement provides reasonable safeguards against the custody risks associated with maintaining assets with the Eligible Securities Depository;

          (b) Provide the Trust with an analysis of the custody risks associated with maintaining a Fund's Foreign Assets with each applicable Eligible Securities Depository at which any Foreign Assets are held or are expected to be held, and such other information regarding a Fund's Foreign Assets as the Trust may reasonably request;

          (c) Monitor the custody risks associated with maintaining a Fund's Foreign Assets at each such Eligible Securities Depository on a continuing basis, and shall promptly notify the Trust of any material changes in such risks;

          (d) Take such steps as may be required to ensure that each Fund withdraws its Foreign Assets from such depository as soon as reasonably practicable, in the event that a custody arrangement with an Eligible Securities Depository no longer meets the requirements of Rule 17f-7; and

          (e) Exercise reasonable care, prudence, and diligence in performing its obligations under this Section 4.5.

                                    ARTICLE V

                  PURCHASE AND SALE OF INVESTMENTS OF THE FUND

     5.1 Purchase of Securities. Promptly upon each purchase of Securities for a Fund, Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, and (f) the name of the person to whom such amount is payable. The Custodian shall, upon receipt of such Securities purchased by such Fund, pay out of the moneys held for the account of the Fund the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Fund, if in the Fund Custody Account there is insufficient cash available to the Fund for which such purchase was made.

     5.2 Liability for Payment in Advance of Receipt of Securities Purchased. Notwithstanding Section 3.5 above, in any and every case where payment for the purchase of Securities for the Fund is made by the Custodian in advance of receipt of the Securities purchased but in the absence of specified Written Instructions to so pay in advance, the Custodian shall be liable to the Fund for such Securities to the same extent as if the Securities had been received by the Custodian.

     5.3 Sale of Securities. Promptly upon each sale of Securities by a Fund, Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any), or other units sold, (c) the date of sale and settlement, (d) the sale price per unit, (e) the total amount payable upon such sale, and (f) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to such Fund as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

     5.4 Delivery of Securities Sold. Notwithstanding any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, to the extent required by generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, the Fund shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any for the foregoing.

     5.5 Payment for Securities Sold, etc. In its sole discretion and from time to time, the Custodian may credit the Fund Custody Account, prior to actual receipt of final payment for Securities sold for a Fund, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment,
(ii) proceeds from the redemption of Securities or other assets of such Fund, and (iii) income from cash, Securities or other assets of such Fund. Any such credit shall be conditional upon actual receipt by the Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Fund to use funds so credited to the Fund Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Fund Custody

Account.

     5.6 Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Trust to facilitate the settlement of a Fund's transactions in the Fund Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.

                                   ARTICLE VI

                            REDEMPTION OF FUND SHARES

     6.1 Transfer of Funds. From such funds as may be available for the purpose in the relevant Fund Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares of a Fund, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank as the Trust may designate with respect to such amount in such Proper Instructions.

     6.2 No Duty Regarding Paying Banks. The Custodian shall not be under any obligation to effect payment or distribution by any bank designated in Proper Instructions given pursuant to Section 6.1 above of any amount paid by the Custodian to such bank in accordance with such Proper Instructions.

                                   ARTICLE VII

                               SEGREGATED ACCOUNTS

     7.1 Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of a Fund, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account,

          (a) In accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by a Fund,

          (b) For purposes of segregating cash or Securities in connection with securities options purchased or written by a Fund or in connection with financial futures contracts (or options thereon) purchased or sold by a Fund, which constitute collateral for loans of Securities made by the Fund,

          (c) For purposes of compliance by a Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions, and

          (d) For other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees, certified by an Officer, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes. Each segregated account established under this Article VI shall be established and maintained for a single Fund only. All Proper Instructions relating to a segregated account shall specify the Fund involved.

                                  ARTICLE VIII

                            CONCERNING THE CUSTODIAN

     8.1 Standard of Care. Except as otherwise provided in this Agreement, the Custodian shall use its best efforts and shall act in good faith in carrying out its obligations under this Agreement, and shall be without liability to the Trust or a Fund for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim unless such loss, damage, cost, expense, liability or claim arises from negligence, bad faith or willful misconduct on its part or on the part of any Sub-Custodian appointed pursuant to Section 4.2 above. The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability (except in the case of negligence, bad faith or willful misconduct) for any action reasonably taken or omitted pursuant to such advice. The Custodian shall promptly notify the Trust of any action taken or omitted by the Custodian pursuant to advice of counsel. The Custodian shall not be under any obligation at any time to ascertain whether the Trust or a Fund is in compliance with the 1940 Act, the regulations thereunder, the provisions of the Trust's charter documents or By-Laws, or its investment objectives and policies as then in effect.

     8.2 Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to a Fund or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

     8.3 No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

     8.4 Limitation on Duty to Collect. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for a Fund if such Securities are in default or payment is not made after due demand or presentation.

     8.5 Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by it pursuant to this Agreement.

     8.6 Express Duties Only. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

     8.7 Co-operation. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trust to keep the books of account of a Fund and/or compute the value of the assets of a Fund. The Custodian shall take all such reasonable actions as the Trust may from time to time request to enable the Trust to obtain, from year to year, favorable opinions from the Trust's independent accountants with respect to the Custodian's activities hereunder in connection with (a) the preparation of the Trust's reports on Form N-1A and Form N-SAR and any other reports required by the Securities and Exchange Commission, and (b) the fulfillment by the Trust of any other requirements of the Securities and Exchange Commission.

                                   ARTICLE IX

                                 INDEMNIFICATION

     9.1 Indemnification by Trust. The Trust shall indemnify and hold harmless the Custodian from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising directly or indirectly (a) from the fact that Securities are registered in the name of a nominee, (b) from any action (or inaction) taken by the Custodian or any Sub-Custodian appointed pursuant to Section 4.2 above in reliance upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement, provided that the Custodian shall not be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from the Custodian's or any Sub-Custodian's negligence, bad faith or willful misconduct. The indemnification herein shall survive the termination of this agreement.

     9.2 Indemnification by Custodian. The Custodian shall indemnify and hold harmless the Trust from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising directly or indirectly from (a) the negligence, bad faith or willful misconduct of the Custodian or any Sub-Custodian appointed pursuant to Section 4.2 above, or any nominee of the Custodian or of such Sub-Custodian, (b) any failure of Custodian or any Sub-Custodian appointed pursuant to Section 4.2 above, or any nominee of the Custodian or of such Sub-Custodian to comply with the terms of this Agreement, or (c) any violation of law by Custodian or any Sub-Custodian appointed pursuant to Section 4.2 above, or any nominee of the Custodian or of such Sub-Custodian relating to the performance of such person's obligations under this

Agreement. The indemnification provided for herein shall survive the termination of this agreement.

     9.3 Indemnity to be Provided. If the Trust requests the Custodian to take any action with respect to Securities, which may, in the opinion of the Custodian, result in the Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, the Custodian shall not be required to take such action until the Trust shall have provided indemnity therefor to the Custodian in an amount and form satisfactory to the Custodian.

     9.4 Security. If the Custodian advances cash or Securities to a Fund for any purpose, either at the Trust's request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim (except such as may arise from its or its nominee's negligence, bad faith or willful misconduct), then, in any such event, any property at any time held for the account of such Fund shall be security therefor, and should such Fund fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of the Fund and to dispose of other assets of the Fund to the extent necessary to obtain reimbursement or indemnification.

                                    ARTICLE X

                    FORCE MAJEURE; DISASTER RECOVERY SYSTEMS

     10.1 Force Majeure. Neither the Custodian nor the Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; terrorist attacks; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that the Custodian in the event of a failure or delay (i) shall not discriminate against the Fund in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.

     10.2 Disaster Recovery Systems. The Custodian shall maintain a disaster recovery plan and procedures including provisions for emergency use of electronic data processing equipment, which is reasonable in light of the services to be provided. The Custodian shall, at no additional expense to the Trust or any Fund, take reasonable steps to minimize service interruptions. The Custodian shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided it maintains such plans and procedures.

                                   ARTICLE XI

                          EFFECTIVE PERIOD; TERMINATION

     11.1 Effective Period. This Agreement shall become effective as of its execution or when a Fund commences operations and shall continue in full force and effect until terminated as hereinafter provided.

     11.2 Termination. Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of the giving of such notice. If a successor custodian shall have been appointed by the Board of Trustees, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (a) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or U.S. Securities Depository) and cash then owned by a Fund and held by the Custodian as custodian, and (b) transfer any Securities held in a Book-Entry System or U.S. Securities Depository to an account of or for the benefit of the Funds at the successor custodian, provided that the Trust shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement. The Trust may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     11.3 Failure to Appoint Successor Custodian. If a successor custodian is not designated by the Trust on or before the date of termination specified pursuant to Section 11.1 above, then the Custodian shall have the right to deliver to a bank or Trust company of its own selection, which (a) is a "bank" as defined in the 1940 Act and (b) has aggregate capital, surplus and undivided profits as shown on its then most recent published report of not less than $25 million, all Securities, cash and other property held by Custodian under this Agreement and to transfer to an account of or for the Funds at such bank or Trust company all Securities of the Funds held in a Book-Entry System or U.S. Securities Depository. Upon such delivery and transfer, such bank or Trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement.

                                   ARTICLE XII

                            COMPENSATION OF CUSTODIAN

The Custodian shall be entitled to compensation as agreed upon from time to time by the Trust and the Custodian. The fees and other charges in effect on the date hereof and applicable to the Fund are set forth in Exhibit C attached hereto.

                                  ARTICLE XIII

                             LIMITATION OF LIABILITY

It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the property of the Trust as provided in the Trust's Agreement and Declaration of Trust, as from time to time amended. The execution and delivery of this Agreement have been authorized by the Trust, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trust nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Trust as provided in the above-mentioned Trust's Agreement and Declaration of Trust.

                                   ARTICLE XIV

                                     NOTICES

Unless otherwise specified herein, all demands, notices, instructions, and other communications to be given hereunder shall be in writing and shall be sent or delivered to the recipient at the address set forth after its name herein below:

                  To the Trust:

                  Oak Value Capital Management, Inc.
                  3100 Tower Boulevard
                  Suite 700
                  Durham, N.C. 27707
                  Attention:  President


                  To Custodian:

                  U.S. Bank, N.A.
                  425 Walnut Street, M.L. CN-WN-06TC
                  Cincinnati, Ohio   45202
                  Attention:  Institutional Trust & Custody
                  Telephone:  (513)  632-___

                  Facsimile:   (262) 790-____

or at such other address as either party shall have provided to the other by notice given in accordance with this Article XIV. Writing shall include transmissions by or through teletype, facsimile, central processing unit connection, on-line terminal, and magnetic tape.

                                   ARTICLE XV

                                  MISCELLANEOUS

     15.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     15.2 References to Custodian. The Trust shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional information for the Fund and such other printed matter as merely identifies Custodian as custodian for the Fund. The Trust shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

     15.3 No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

     15.4 Amendments. This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

     15.5 Confidentiality. All books, records, information and data pertaining to the business of another party hereto, including but not limited to names and addresses of Fund shareholders, which are exchanged or received hereunder shall be kept confidential and shall not be used or voluntarily disclosed to any other person, except as may be permitted hereunder or as required by law. This provision shall not apply to information lawfully in the possession of a party prior to the term hereof, lawfully obtained from other sources or independently developed by a party without reference to or reliance on information obtained from another party hereto. If, in accordance with the SEC's Regulation S-P, "non-public personal information" regarding either party's "customers" or "consumers" (as those terms are defined in Regulation S-P) is disclosed to the other party in connection with this Agreement, then the party receiving such information will not disclose or use such information other than as necessary to carry out the purposes of this Agreement. The provisions herein shall survive the termination of this Agreement.

     15.6 Representations and Warranties. The Trust hereby represents and warrants to the Custodian that (a) it has full power and authority to deposit and control the Securities, cash and other assets deposited in the Fund Custody Accounts; (b) it has all necessary authority to use the Custodian as its custodian; (c) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and (d) it has taken all actions necessary to authorize the execution and delivery of this Agreement. The Custodian hereby represents and warrants to the Trust that (v) it is a bank having the qualifications prescribed in Section 26(a)(1) of the 1940 Act; (w) its is a "U.S. Bank" as that term is defined under Rule 17f-5; (x) it has full power and authority to perform its obligations hereunder; (y) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and (z) it has taken all actions necessary to authorize the execution and delivery of this Agreement. The Custodian further represents and warrants to the Trust that it has in place policies and procedures to prevent and deter money laundering as are required under applicable law, including any rules promulgated thereunder by governmental agencies and self-regulatory agencies having jurisdiction or authority, that it will comply with such policies and procedures and all applicable law, and that it will cooperate and assist the Trust in its efforts to prevent and deter money laundering. The Trust further represents and warrants to the Custodian that it has in place policies and procedures to prevent and deter money laundering as are required under applicable law, including any rules promulgated thereunder by governmental agencies and self-regulatory agencies having jurisdiction or authority, that it will comply with such policies and procedures and all applicable law.

     15.7 Several Obligations of Each Fund. With respect to any obligations of a Fund arising out of this Agreement, the Custodian shall look for payment or satisfaction of any such obligation solely to the assets and property of such Fund to which such obligation relates as though that Fund had separately contracted with the Custodian.

     15.8 Counterparts. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     15.9 Severability. If any provision of this Agreement shall be invalid, illegal, or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

     15.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

     15.11 Headings. The headings of sections in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.




IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

ATTEST:                                     THE TUSCARORA INVESTMENT TRUST

                                            By:      /s/ MATTHEW F. SAUER
-----------------------------------                  -----------------------------------
                                                     Matthew F. Sauer
                                                     Vice President



ATTEST:                                     U.S. BANK, N.A.

                                            By:      /s/ MARSHA A. CROXTON
-----------------------------------                  -----------------------------------

                                                     Name:  Marsha A. Croxton
                                                            ----------------------------
                                                     Title: Senior Vice President
                                                            ----------------------------

                                   APPENDIX A

                                  LIST OF FUNDS
                           (DATED AS OF JUNE 18, 2002)

     Set forth below is a list of the separate portfolio series of the Trust for which the Custodian shall serve under this Agreement.

                                 Oak Value Fund

                                    EXHIBIT A

                               AUTHORIZED PERSONS

     Set forth below are the names and specimen signatures of the persons authorized by the Trust to administer the Fund Custody Accounts.

Authorized Persons                                           Specimen Signatures

President:                                                   ___________________


Secretary:                                                   ___________________


Treasurer:                                                   ___________________


Vice  President:                                             ___________________


Adviser Employees:                                           ___________________


                                                             ___________________

Transfer Agent/Fund Accountant
Employees:                                                   ___________________


                                                             ___________________


                                                             ___________________


                                                             ___________________


                                                             ___________________

                                    EXHIBIT B

                 U.S. BANK INSTITUTIONAL TRUST &CUSTODY SERVICES
                           STANDARDS OF SERVICE GUIDE

                                  August, 2001


     U.S. Bank, N.A. is committed to providing superior quality service to all customers and their agents at all times. We have compiled this guide as a tool for our clients to determine our standards for the processing of security settlements, payment collection, and capital change transactions. Deadlines recited in this guide represent the times required for U.S. Bank, N.A. to guarantee processing. Failure to meet these deadlines will result in settlement at our client's risk. In all cases, U.S. Bank, N.A. will make every effort to complete all processing on a timely basis.

     U.S. Bank, N.A. is a direct participant of the Depository Corporation Company, a direct member of the Federal Reserve Bank of Cleveland, and utilizes the Bank of New York as its agent for ineligible and foreign securities.

     For corporate reorganizations, U.S. Bank, N.A. utilizes SEI's Reorg Source, Financial Information, Inc., XCITEK, DTC Important Notices, Capital Changes Daily (CCH) and the Wall Street Journal.

     For bond calls and mandatory puts, U.S. Bank, N.A. utilizes SEI's Bond Source, Kenny Information Systems, Standard & Poor's Corporation, XCITEK, and DTC Important Notices. U.S. Bank, N.A. will not notify clients of optional put opportunities.

     Any securities delivered free to U.S. Bank, N.A., or its agents must be received three (3) business days prior to any payment or settlement in order for the U.S. Bank, N.A. standards of service to apply.

     Should you have any questions regarding the information contained in this guide, please feel free to contact your account representative.

          THE INFORMATION CONTAINED IN THIS STANDARDS OF SERVICE GUIDE IS SUBJECT TO CHANGE. SHOULD ANY CHANGES BE MADE U.S. BANK, N.A. WILL PROVIDE YOU WITH AN UPDATED COPY OF ITS STANDARDS OF SERVICE GUIDE.

                  U.S. BANK, N.A. SECURITY SETTLEMENT STANDARDS

TRANSACTION TYPE                              INSTRUCTIONS DEADLINES*                  DELIVERY INSTRUCTIONS
----------------                              -----------------------                  ---------------------
DTC                                           1:30 P.M. on Settlement Date             DTC Participant #2803
                                                                                       Agent Bank ID 27895
                                                                                       Institutional #________________
                                                                                       For Account #____________

Federal Reserve Book Entry                    12:30 P.M. on Settlement Date            Federal Reserve Bank of Cleveland
                                                                                       for U.S. Bank, N.A. ABA# 042000013
                                                                                       CINTI/1050
                                                                                       For Account #_____________

Federal Reserve Book Entry (Repurchase        1:00 P.M. on Settlement Date             Federal Reserve Bank of Cleveland
Agreement Collateral Only)                                                             for U.S. Bank, N.A. ABA# 042000013
                                                                                       CINTI/1040
                                                                                       For Account #_____________

PTC Securities                                12:00 P.M. on Settlement Date            PTC For Account BYORK
(GNMA Book Entry)                                                                      U.S. Bank N.A. / 117612

Physical Securities                           9:30 A.M. EST on Settlement Date         Bank of New York
                                              (for Deliveries, by 4:00 P.M. on         One Wall Street - 3rd Floor - Window A
                                              Settlement Date minus 1)                 New York, NY  10286
                                                                                       For account of U.S. Bank, N.A./Cust #117612
                                                                                       Attn: Donald Hoover

CEDEL/EURO-CLEAR                              11:00 A.M. on Settlement Date            Cedel a/c 55021
                                              minus 2                                  FFC: a/c 387000
                                                                                       U.S. Bank, N.A./Global Omnibus

                                                                                       Euroclear a/c 97816
                                                                                       FFC: a/c 387000
                                                                                       U.S. Bank, N.A./Global Omnibus

Cash Wire Transfer                            3:00 P.M.                                U.S. Bank,N.A. Cinti/Trust ABA# 042000013
                                                                                       Credit Account #112950027

TRANSACTION TYPE                              INSTRUCTIONS DEADLINES*                  DELIVERY INSTRUCTIONS
----------------                              -----------------------                  ---------------------
                                                                                       Account of U.S Bank, N.A. Trust Services
                                                                                       Further Credit to ___________
                                                                                       Account # _______________

                  * All times listed are Eastern Standard Time.

                        U.S. BANK, N.A. PAYMENT STANDARDS

SECURITY TYPE                                   INCOME                         PRINCIPAL
-------------                                   ------                         ---------
Equities                                        Payable Date

Municipal Bonds*                                Payable Date                   Payable Date

Corporate Bonds*                                Payable Date                   Payable Date

Federal Reserve Bank Book Entry*                Payable Date                   Payable Date

PTC GNMA's (P&I)                                Payable Date + 1               Payable Date + 1

CMOs *
     DTC                                        Payable Date + 1               Payable Date + 1
     Bankers Trust                              Payable Date + 1               Payable Date + 1

SBA Loan Certificates                           When Received                  When Received

Unit Investment Trust Certificates*             Payable Date                   Payable Date

Certificates of Deposit*                        Payable Date + 1               Payable Date + 1

Limited Partnerships                            When Received                  When Received

Foreign Securities                              When Received                  When Received

*Variable Rate Securities
     Federal Reserve Bank Book Entry            Payable Date                   Payable Date
     DTC                                        Payable Date + 1               Payable Date + 1
     Bankers Trust                              Payable Date + 1               Payable Date + 1

          NOTE: If a payable date falls on a weekend or bank holiday, payment will be made on the immediately following business day.

                  U.S. BANK CORPORATE REORGANIZATION STANDARDS

                                                                    DEADLINE FOR CLIENT
                                                                        INSTRUCTIONS            TRANSACTION
     TYPE OF ACTION             NOTIFICATION TO CLIENT              TO U.S. BANK, N.A.            POSTING
     --------------             ----------------------              ------------------            -------
  Rights, Warrants,       Later of 10 business days prior to     5 business days prior to       Upon receipt
  and Optional Mergers    expiration or receipt of notice        expiration

  Mandatory Puts with     Later of 10 business days prior to     5 business days prior to       Upon receipt
  Option to Retain        expiration or receipt of notice        expiration

  Class Actions           10 business days prior to              5 business days prior to       Upon receipt
                          expiration date                        expiration

  Voluntary Tenders,
  Exchanges,              Later of 10 business days prior to     5 business days prior to       Upon receipt
  and Conversions         expiration or receipt of notice        expiration

  Mandatory Puts,         At posting of funds or securities      None                           Upon receipt
  Defaults,               received
  Liquidations,
  Bankruptcies, Stock
  Splits, Mandatory
  Exchanges

  Full and Partial Calls  Later of 10 business days prior to     None                           Upon receipt
                          expiration or receipt of notice

          NOTE: Fractional shares/par amounts resulting from any of the above will be sold.

                                    EXHIBIT C

                          US BANK INSTITUTIONAL CUSTODY
                     PROPOSED DOMESTIC CUSTODY FEE SCHEDULE
                                  FOR THE TRUST

     US Bank Institutional Custody, as Custodian, will receive monthly compensation for services according to the terms of the following Schedule:

     I.   PORTFOLIO TRANSACTION FEES:

          (a)  For each repurchase agreement transaction                           $  7.00
          (b)  For each portfolio transaction processed through DTC or Federal
               Reserve - USB affirms each Trade                                    $  9.00
          (c)  For each portfolio transaction processed through DTC or Federal
               Reserve - Advisor affirms each trade                                $  7.50
          (d)  For each portfolio transaction processed through our New York
               custodian                                                           $ 20.00
          (e)  For each Amortized Security Purchase and sale                       $  9.00
          (f)  For each Amortized Security Prin/Int Paydown                        $  8.00
          (g)  For each covered call option/future contract written, exercised
               or expired                                                          $ 10.00
          (h)  For each Cedel/Euro clear transaction                               $ 80.00
          (i)  For each Disbursement (Fund expenses only)                          $  5.00

     A transaction is a purchase/sale of a security, free receipt/free delivery (excludes initial conversion), maturity, tender or exchange:

     II.  MARKET VALUE FEE

          Based upon an annual rate of:                        Million
          .0001 (1 Basis Point) on First                       $100
          .000075 (3/4 of 1 Basis Point) on Next               $100
          .00005 (1/2 of 1 Basis Point) on                     Balance

     III. MONTHLY MINIMUM FEE-PER FUND                                             $300.00

     IV.  OUT-OF-POCKET EXPENSES

          The only out-of-pocket expenses charged to your account will be shipping fees or transfer fees.

     V.   IRA DOCUMENTS

          Per Shareholder/year to hold each IRA Document $2.50



- U S Bank Institutional Custody retains the right to be reimbursed for out-of-pocket expenses including, but not limited to postage, insurance and long distance telephone charges. Other services are available and prices can be supplied upon request.

- Real Time Internet Access for Bisys and Oak Value Fund provided at no additional charge

- This fee schedule is quoted based on exclusive utilization of U S Bank Money Market Funds, Commercial Paper, Repurchase Agreements or Fed Discount Notes for investment of short-term cash.

                          US BANK INSTITUTIONAL CUSTODY
                PROPOSED DOMESTIC CUSTODY FEE SCHEDULE CONTINUED
                                  FOR THE TRUST

- Earnings Credits generated from collected DDA balances will be offered to the Oak Value Fund as an offset for up to 100% of any monthly Cash Management fees generated. Any remaining earnings credit balance can be used as an offset to custody fees within the same month.

- U S Bank Institutional Custody has a reconciliation interface between our trust system and the Advent Portfolio Accounting System, a system which Oak Value utilizes. We are available to discuss the needs, options and benefits of such an interface for Oak Value.

- It is assumed that very few of the Cash Management Services offered by U S Bank Institutional Custody (see attached fee schedule) will be needed due to the relationship maintained between the Oak Value Fund and Bisys Fund Services. We will work to tailor the needs of the fund with Bisys.

                         U S BANK INSTITUTIONAL CUSTODY
                          CASH MANAGEMENT FEE SCHEDULE
                                  FOR THE TRUST

         SERVICES                          UNIT COST ($)                MONTHLY COST ($)
         --------                          -------------                ----------------
         D.D.A. Account Maintenance                                                 17.00
         Deposits                                   .42
         Deposited Items                           .119
         Checks Paid                                .16
         Balance Reporting - P.C. Access                                            50.00  Prior Day Module
                                                                                    10.00  Per Account
                                                                                      .07  Per Transaction
                                                                                    60.00  Current Day Module
                                                                                    15.00  Per Account
                                                                                      .07  Per Transaction

         ACH Transaction                           .105
         ACH Monthly Maintenance                                                    60.00
         ACH Additions, Deletions, Changes         6.00
         ACH Stop Payment                          5.00
         ACH Debits - Received                      .12
         ACH Credits Received                       .08
         Deposited Items Returned                  6.00
         International Items Returned             10.00
         NSF Returned Checks                      27.50
         Stop Payments                            27.50
         Data Transmission per account                                             130.00
         Drafts Cleared                             .18
         Lockbox Maintenance                                                        85.00
         Lockbox items Processed                    .38
         Miscellaneous Lockbox items                .12
         Account Reconciliation                                                     60.00
                  Per Item                          .06
         Positive Pay                                                               75.00
                  Per Item                         .015

         Invoicing for Service Charge             15.00
         Wires Incoming
                    Domestic                      11.00
                    International                 11.00
         Wires Outgoing
                    Domestic                                  International
                             Repetitive           14.00       Repetitive            35.00
                             Non-Repetitive       13.00       Non-Repetitive        40.00
          PC - Initiated Wires:
                    Domestic                                  International
                             Repetitive           10.00       Repetitive            25.00
                             Non-Repetitive       11.00       Non-Repetitive        25.00
                             Customer Initiated    9.00

          UNCOLLECTED CHARGE U.S. BANK PRIME RATE AS OF FIRST OF MONTH PLUS 4% OTHER AVAILABLE CASH MANAGEMENT SERVICES ARE PRICED SEPARATELY.